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                                                                    EXHIBIT a(6)

             AMENDMENT #5 TO THE AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST

                                  THE GCG TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

         The undersigned, being a majority of the Trustees of The GCG Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 6.2 and
Section 11.4 of the Trust's Agreement and Declaration of Trust, dated February 26, 2002, as amended, hereby abolish the Global Balanced Series, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated: AUGUST 25, 2003

/s/ Paul S. Doherty                     /s/ Jock Patton
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Paul S. Doherty, as Trustee             Jock Patton, as Trustee

/s/ J. Michael Earley                   /s/ David W.C. Putnam
----------------------------------      --------------------------------
J. Michael Earley, as Trustee           David W.C. Putnam, as Trustee

/s/ R. Barbara Gitenstein               /s/ Blaine E. Rieke
----------------------------------      --------------------------------
R. Barbara Gitenstein, as Trustee       Blaine E. Rieke, as Trustee

                                        /s/ John G. Turner
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R. Glenn Hilliard, as Trustee           John G. Turner, as Trustee

/s/ Walter H. May                       /s/ Roger B. Vincent
----------------------------------      --------------------------------
Walter H. May, as Trustee               Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                 /s/ Richard A. Wedemeyer
----------------------------------      --------------------------------
Thomas J. McInerney, as Trustee         Richard A. Wedemeyer, as Trustee